                  GOLDEN STATE BANCORP INC. AND SUBSIDIARIES
                         NON-PERFORMING ASSETS ACTIVITY              EXHIBIT 99G
                            (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)


                                                             Quarter Ended
                               --------------------------------------------------------------------------------
                                Mar. 31,          Dec. 31,          Sept. 30,        June 30,         Mar. 31,
                                  1998              1997              1997             1997             1997
                               ----------        ----------        ----------       ----------       ----------
Beginning Balance              $  152,141        $  190,249        $  204,958       $  224,773       $  224,734

Additions:
  Single-family 1-4 units          36,901            32,225            40,011           41,144           52,103
  Multi-family:
       5 to 36 units                2,804            11,359             4,829            9,492            9,911
       37 or more units               -                  93               -              4,292              -
  Non-residential                   8,573               373             7,228           10,002           21,538
  Commercial                        2,460             2,901             2,460            1,643              458
  Consumer                            275                37                52            1,161               71
                               ----------        ----------        ----------       ----------       ----------
                                   51,013            46,988            54,580           67,734           84,081
                               ----------        ----------        ----------       ----------       ----------
Deletions:
  Foreclosures:
  Single-family 1-4 units          (2,548)           (4,277)           (3,748)          (5,776)          (8,692)
  Multi-family:
       5 to 36 units                 (458)           (1,284)           (2,203)            (603)          (1,704)
       37 or more units                 -                 -                 -              (21)            (555)
  Non-residential                      (4)                -               (77)               3             (208)
                               ----------        ----------        ----------       ----------       ----------
                                   (3,010)           (5,561)           (6,028)          (6,397)         (11,159)
                               ----------        ----------        ----------       ----------       ----------
  Write-downs:
  Single-family 1-4 units            (267)                -              (551)               -           (2,750)
  Multi-family:
       5 to 36 units                 (603)             (334)             (232)            (766)            (950)
       37 or more units                 -                 -                 -                -             (246)
  Non-residential                  (2,673)             (426)             (745)          (1,229)            (120)
  Commercial                          (82)               (4)               (2)               -                -
  Consumer                            (15)                -                 -                -                -
                               ----------        ----------        ----------       ----------       ----------
                                   (3,640)             (764)           (1,530)          (1,995)          (4,066)
                               ----------        ----------        ----------       ----------       ----------
  Reinstatements:
  Single-family 1-4 units         (13,785)          (13,433)          (11,287)         (11,754)         (18,372)
  Multi-family:
       5 to 36 units                    -            (2,133)           (2,018)          (3,309)          (5,679)
       37 or more units                 -                 -                 -           (3,463)            (503)
  Non-residential                    (743)              (87)           (1,731)               -             (559)
  Commercial                       (2,048)             (604)           (1,512)               -                -
  Consumer                             (4)                -                 -                -                -
                               ----------        ----------        ----------       ----------       ----------
                                  (16,580)          (16,257)          (16,548)         (18,526)         (25,113)
                               ----------        ----------        ----------       ----------       ----------
  Payoffs/Sales/Other:
  Single-family 1-4 units         (29,475)          (20,298)          (28,329)         (35,948)         (27,998)
  Multi-family:
       5 to 36 units               (6,948)          (12,165)           (6,245)          (7,477)          (8,905)
       37 or more units               409                (4)           (3,551)          (8,982)            (219)
  Non-residential                  (5,438)          (27,846)           (6,554)          (7,229)          (6,129)
  Commercial                       (1,009)           (2,035)              364             (799)            (452)
  Consumer                            173              (166)             (868)            (196)              (1)
                               ----------        ----------        ----------       ----------       ----------
                                  (42,288)          (62,514)          (45,183)         (60,631)         (43,704)
                               ----------        ----------        ----------       ----------       ----------

Ending Balance                 $  137,636        $  152,141        $  190,249       $  204,958       $  224,773
                               ==========        ==========        ==========       ==========       ==========
Net (Increase) Decrease        $   14,505        $   38,108        $   14,709       $   19,815       $      (39)
                               ==========        ==========        ==========       ==========       ==========